Exhibit 99.2 Transaction & Company Overview November 2025

DISCLAIMERS The information contained in this presentation has been prepared by Damora Therapeutics, Inc. and its affiliates (“Damora” or the “Company”) and contains information pertaining to the business and operations of the Company. 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Except for statements of historical fact, certain information contained herein constitutes forward- looking statements which include but are not limited to statements regarding: our business strategy, including our ability to develop best-in-class therapeutics to address the full mutant CALR-driven myeloproliferative neoplasm disease spectrum that meaningfully improve both efficacy and convenience compared to INCA033989; the efficacy, safety profile, dosing regime, convenience, and tolerability of DMR-001; Damora’s ongoing and future clinical development activities, including the expected timing of Phase 1 clinical proof-of-concept data for DMR-001, including the initiation of the first Phase 3 trial after proof-of-concept data, and plans for and timing of investigational new drug applications for DMR-002 and DMR-003; estimated market sizes, potential growth opportunities, potential value creation and sample transactions; the length of time that the Company believes its existing cash resources will fund its operations, including expectations of cash runway extending into 2029; and management’s assessment of future plans and operations which are based on current internal expectations, estimates, projections, assumptions and beliefs, which may prove to be incorrect. Forward-looking statements can often be identified by the use of words such as “may”, “will”, “could”, “would”, “anticipate”, “believe”, “expect”, “intend”, “potential”, “estimate”, “scheduled”, “plans”, “planned”, “forecasts”, “goals” and similar expressions or the negatives thereof. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements are based on a number of factors and assumptions made by management and considered reasonable at the time such information is provided, and forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including uncertainties and risks arising from regulatory feedback, including potential disagreement by regulatory authorities with our clinical trial design, interpretation of data and our ongoing or planned clinical trials for our product candidates; the expected or potential impact of macroeconomic conditions, including inflationary pressures, rising interest rates, general economic slowdown or a recession, changes in tariff/trade and monetary policy, volatile market conditions, financial institution instability, as well as geopolitical instability, including the ongoing military conflicts between Ukraine and Russia, conflicts in the Middle East, and geopolitical tensions between the United States and other countries, including China, on our operations; the implementation of changes in law, tariffs, sanctions, export or import controls, and other government measures that could impact our business operations, including restricting international trade by the United States, China or other countries and the BIOSECURE Act or similar act if passed into law; the impacts of adverse events or disappointing results in clinical trials of third parties, including our competitors developing product candidates that target similar mechanisms of action and/or indications as our product candidates; and those uncertainties and factors described under the heading “Risk Factors,” “Risk Factor Summary” and “Note about Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that the Company has filed or will file with the SEC, as well as discussions of potential risks, uncertainties, and other filings by the Company from time to time, as well as risk factors associated with companies that operate in the biopharma industry, including those associated with the uncertainties of drug development. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and other cautionary statements or other factors contained herein. Although management believes that the expectations conveyed by forward-looking statements herein are reasonable based on information available on the date such forward-looking statements are made, there can be no assurance that forward looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The forward-looking statements contained herein are presented for the purposes of assisting readers in understanding the Company’s plan, objectives and goals and may not be appropriate for other purposes. The reader is cautioned not to place undue reliance on forward-looking statements. Market and Industry Data Certain information contained in this presentation and statements made orally during this presentation relate to or are based on studies, publications and other data obtained from third-party sources as well as our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third party sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this presentation. Statements as to our market and competitive position data are based on market data currently available to us, as well as management’s internal analyses and assumptions regarding the Company, which involve certain assumptions and estimates. These internal analyses have not been verified by any independent sources and there can be no assurance that the assumptions or estimates are accurate. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. As a result, we cannot guarantee the accuracy or completeness of such information contained in this presentation. 2 2

Transaction highlights Structure: The acquisition of Damora was structured as a stock-for-stock transaction whereby all of Damora’s outstanding equity interests were exchanged for a combination of shares of Galecto common stock and a newly created non-voting Series C convertible preferred stock. Financing: Concurrent with the acquisition of Damora, Galecto closed a $285 million private placement with a group of institutional accredited investors led by Fairmount and joined by a robust syndicate of dedicated biotechnology investors as well as additional undisclosed institutional investors. Management and BOD: Continuing leadership includes Hans Schambye, Matthew Kronmiller, Lori Firmani, and Garrett Winslow. Peter Harwin, Managing Member, Fairmount, Julie Bruno, Growth Partner, Fairmount, and Chris Cain, Director of Research, Fairmount, join Hans Schambye, Carl Goldfischer, Amit Munshi, and Jayson Dallas as directors. Primary use of proceeds: The proceeds from the private placement are expected to be primarily used to advance the Damora pipeline and deliver the following anticipated milestones: POC data for DMR-001 and DMR-002 and IND for DMR-003, and to fund business operations. Proceeds are expected to provide cash runway into 2029. 3 3

Capitalization As of 11/10/2025 • Shares of common stock and preferred stock Pre-Merger Galecto common stock outstanding 1,327,212 were issued to Damora security holders in Existing Galecto Series A Preferred (as converted to common) 158,361 exchange for all of Damora's outstanding equity interest. Merger consideration • Shares of preferred stock were issued to Shares of common 265,309 Damora shareholders and to investors in the $285 million private placement. Shares of preferred 20,607 Preferred conversion ratio 1,000 • Shares of preferred stock will automatically convert into 1,000 shares of common stock, Total pre-financing common equivalent 20,872,309 subject to certain beneficial ownership restrictions set by each holder. Concurrent financing • Please refer to the company’s SEC filings for Shares of preferred 39,641 additional information. Common equivalent 39,641,000 Deal price ($ per share) $7.1869 Total capitalization (Common, as converted) 61,998,882 Market cap at deal price $445.6 million 4 4 CO NF I DE NT I A L

Damora is developing potentially best-in-class therapies targeting mutant CALR-driven myeloproliferative neoplasms

Our mission is to transform treatment for patients with myeloproliferative neoplasms (MPNs).

- Building leading mutCALR **portfolio to address full mutCALR MPN disease spectrum.**
- Lead program is a potentially **best-in-class, subcutaneous anti-mutCALR mAb**.
  - **Proof-of concept for MOA** demonstrated potential to establish new SOC in mutCALR-driven essential thrombocythemia (ET) with upside potential in myelofibrosis (MF).
  - **Designed to target both major forms of mutCALR.**
- Developed by the Paragon Therapeutics team with **deep expertise in rapidly advancing best-in-class biologics**.

Program	MoA	Stage		
		Discovery	IND-enabling	Clinical
DMR-001	**Anti-mutCALR mAb** *(Fc-null, half-life extended)*	→	→	Two POC readouts in MPNs, starting mid-2027
DMR-002	**mutCALR-targeted MoA** *(Undisclosed)*	→	→	IND 2H26
DMR-003	**Anti-mutCALR x CD3 bsAb** *(T-cell engager)*	→		

DAMORA THERAPEUTICS
5

Current MPN treatments leave significant unmet need, with no disease-modifying therapeutics

Essential thrombocythemia (ET) patients are at increased risk for thrombosis, hemorrhage, and conversion to MF

60-70% of ET patients require **cytoreductive therapy** to reduce risk of thrombosis

20-30% of patients receiving SOC cytoreductive therapies are **resistant** or **intolerant**

>17% of mutCALR ET patients **transform to MF**

There is need for highly safe, convenient, and targeted **disease-modifying** therapies

Myelofibrosis (MF) leads to poor survival and significant risk of leukemia, yet SOC largely addresses symptoms



100
80
60
40
20
0
Survival (%)
0
5
10
15
Time since start of SOC (years)
Low-risk
Intermediate-risk
High-risk

mutCALR targeted therapy presents an opportunity for much-needed **disease modification** that eradicates neoplasms

DAMORA THERAPEUTICS

Notes: SOC: standard of care.
Sources: Internal KOL calls; Hernandez-Boluda 2010 (Brit J Hem); Tefferi 2025 (JAMA); Gangat 2023 (Blood Cancer J); Loscocco 2024 (Blood); Campbell 2005 (Lancet).

6

MutCALR MPNs represent a blockbuster market opportunity CALR mutations drive disease in 25% of ET >$5B US TAM for mutCALR MPN patients indicated for treatment, and 35% of MF patients with upside in low-risk patients Distribution of JAK2 (V617F), MPL, and CALR mutations in MPNs Non-CALR/JAK2/MPL mutated Non-CALR/JAK2/MPL 12% CALR mutated 25% CALR 5% 42K 35% >$5B MutCALR MPN US addressable market patients in US 4% MPL 53% 6% Majority of mutCALR MPN MPL patients indicated for JAK2 59% JAK2 cytoreductive / targeted treatment Myelofibrosis Essential Thrombocythemia ~20K US prevalence ~140K US prevalence Sources: Klampfl 2013 (NEJM); prevalence based on range from Mehta 2013 (Leukemia & Lymphoma), Shalis 2021 (Hematol Oncol Clin N Am), and Masarova 2025 (ASCO); Incyte 2025 Q2 report. 7 7 Notes: TAM: total addressable market. Incyte estimates a >$7B US addressable market for anti-mutCALR therapy.

Damora pipeline has potential to address full spectrum of mutCALR MPNs

Disease spectrum and market opportunity



Comparable to general population
18 years
4 years
3 years
Median life expectancy
Essential thrombocythemia
Myelofibrosis
ET patients not indicated for cytoreductive Tx
~10,500 – 14,000 mutCALR pts
ET patients indicated for cytoreductive Tx
~21,000 – 24,500 mutCALR pts
Low-risk MF
~1,400 – 2,100 mutCALR pts
Intermediate-risk MF
~2,800 – 3,500 mutCALR pts
High-risk MF
~2,000 mutCALR pts
Blockbuster potential in ET alone, with demonstrated POC for class and significant need for disease-modifying therapy
Upside potential in MF – major unmet need with first-in-human data expected year-end

Notes: Bubble size illustrates estimated number of patients in subcategory. ET and MF sub-group breakdowns are mutCALR patients based on preliminary internal estimates.
Sources: MF survival by risk estimated from Gangat 2023 (Blood Cancer Journal). ET life expectancy from Szuber 2018 (Mayo Clinic).

DAMORA THERAPEUTICS
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CALR mutations drive constitutive JAK/STAT signaling and uncontrolled proliferation of myeloid progenitors in MPNs MutCALR constitutively In MPNs, mutCALR drives uncontrolled proliferation activates JAK/STAT signaling and clonal advantage in the bone marrow Wild-type JAK/STAT MutCALR activates MPL Essential Post-ET myelofibrosis signaling is driven by TPO signaling independent of thrombocythemia binding to MPL TPO Inflammatory & fibrotic signaling Additional mutations Clonal expansion Leukemic transformation Additional leukemic Rapid expansion of mutation(s) leukemic clone Driver mutation Chromatin Tumor suppressor (CALR, JAK2, MPL) modification (ex: TP53) Sources: Imai 2017 (Int J of Hem); Grabek 2020 (Cells). 9 9

Compelling efficacy and safety of anti-mutCALR mAb suggests potential to redefine standard-of-care for patients with mutCALR ET

	Hydroxyurea	Anagrelide	Bomedemstat	Ropeginterferon alfa-2b	INCA033989
MoA	Broad ribonucleotide reductase inhibition	Broad inhibition of megakaryocyte maturation to platelet	Broad LSD1 inhibition	Broad megakaryocyte suppression	**Anti-mutCALR targeted antibody**
Status	Approved	Approved	P3	P3 **prior gen IFN used off-label*	P1
Disease Modification	✗	✗	✗	~	✓
Complete Response	45%	22%	95%	56%	**82%**
Thrombocytopenia	15%	-	34%	12%	**0%**
Safety & Tolerability	Skin and hair toxicity, oral mucositis	Cardiac toxicity	Dysgeusia, arthralgia	Flu-like symptoms Rare but serious liver toxicity **Boxed warning**	**No DLTs, generally well-tolerated**
RoA	Twice daily	Once daily	Once daily	Self-administered every other week	**Infusion every other week**

Current standard-of-care

Late-stage clinical competitors

First targeted ***therapy with disease modifying potential*** *in MPNs*

Notes: Pegasys (1st gen pegylated IFN) used off-label in ET; disease modification here defined as variant allele frequency (VAF) reduction; complete response here denotes % patients with platelet count below 400x10⁹/L. Response timing: hydroxyurea at 12 months, bomedemstat at least 6 months, anagrelide and ropeginterferon alfa-2b platelet normalization starting at 9 months and sustained at 12 months. Anagrelide data from comparator arm in SURPASS-ET. INCA0333989 platelet normalization shown here for higher dose cohort (400 – 2500 mg). Ropeginterferon alfa-2b thrombocytopenia data from Besremi FDA label. ~ refers to VAF reductions across all ET mutations in SURPASS-ET.
Sources: Mascarenhas 2022 (Blood); Gisslinger 2012 (Blood); Mesa 2025 (ASCO); Goethert 2023 (Blood); Mascarenhas 2025 (EHA); Besremi FDA label.

DAMORA THERAPEUTICS

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MutCALR-specific mAb, INCA'989, demonstrated clinical POC in mutCALR ET with disease-modifying potential

Rapid and durable platelet count normalization seen with doses ≥ 400mg Q2W IV



Platelet count (x10⁹/L)
2000
1500
1000
500
0
Baseline
C1D15
C2D1
C2D15
C3D1
C3D15
C4D1
C4D15
C6D1
C6D15
C7D1
C7D15
C8D1
C8D15
Visit
(n) 24 22 21 19 12 12 12 12 5 5 4 3 4 1

Significant reductions in mutCALR variant allele frequency (VAF) suggest potential for disease modification



Best change in mutCALR VAF from baseline (%)
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
24 mg
2500 mg
*Indicates patients with no VAF assessment beyond 3 cycles of therapy

- **Dose-dependent activity** demonstrated via platelet count normalization, with 65% of patients on concomitant cytoreductive therapy at time of enrollment able to discontinue and **overall complete response rate of 82%** at doses ≥ 400mg; **suboptimal activity observed < 400mg**.
- INCA'989 found to be **well-tolerated and safe**; no DLTs were observed.
- MutCALR-specific depletion spares wild-type hematopoiesis, as observed by **absence of thrombocytopenia**.
- 47% and 21% of patients achieved >20% and >50% best mutCALR **VAF reduction**, respectively.

DAMORA THERAPEUTICS

Sources: Mascarenhas 2025 (EHA).
Notes: Complete response defined as platelet count <400x10⁹/L and leukocytes <10x10⁹/L. Partial response defined as platelet count <600x10⁹/L and leukocytes <10x10⁹/L.

11

INCA’989 leaves significant room for improvement on efficacy and convenience INCA ‘989 is less potent on Type 2 CALR Type 1 (d52) and Type 2 (i5) make up KOLs believe INCA’989 leaves room for mutations, with lower response rates majority of CALR mutations improvement that require high IV doses I would prescribe INCA033989 to all ET CALR - others patients requiring cytoreduction if it was 15% 100 93% 93% administered SC. 82% IV 24 - 250 mg - US KOL 80 IV 400 - 2500 mg 68% 53% ” … what has been seen so far is that Type 2 CALR Type 1 60 32% 50% patients respond less well in terms of platelet CALR Type 2 count than Type 1s.” 40 27% - US KOL 20 ”If they’re able to get a formulation where you WT N-domain P-domain C-domain can get the dose higher in Type 2 patients… in 0 Overall Type 1 Type 2 Type 1 N-domain P-domain T1 C-dom. a subcutaneous format, that would be great. (+ other) Type 2 N-domain P-domain T2 C-domain - US KOL There is a need for a best-in-class anti-mutCALR Fc-null antibody that maintains safety and efficacy in Type 1 patients, while improving efficacy in Type 2 – with convenient SC administration. Notes: d52 is the Type 1 mutation for CALR, i5 is the Type 2 mutation for CALR; complete response defined as platelet count below 400x109/L; bar graphs for Type 1 and Type 2/others generated based on swim plot. CALR mutation type breakdown representative of all mutCALR MPN patients. 12 12 Sources: Klampfl 2013 (NEJM); Elf 2018 (Blood); ASH 2022 (Type 1 binding); US20230272055A1 (Type 2 binding); Mascarenhas 2025 (EHA). Best Overall Complete Response (CR, %)

DMR-001 is a potentially best-in-class anti-mutCALR mAb Inhibits mutCALR-mediated proliferation with better potency than INCA’989 • Demonstrated POC for mechanism of action • Superior potency on Type 2 mutCALR compared to INCA’989; potential to beat efficacy in Type 2 mutCALR MPN patients • Similar or better potency on Type 1 mutCALR compared to INCA’989; predicted to meet or beat efficacy in Type 1 mutCALR patients • Predicted equivalent safety – does not bind wild-type CALR Subcutaneous formulation • Targeting lower dose to enable convenient SC autoinjector format Half-life extension through validated Fc modification • Longer exposure to enhance sustained mutCALR inhibition and reduce dosing frequency Effector-null human IgG1 Fc Novel IP for composition of matter into 2040s DMR-001 13 13

DMR-001 demonstrates higher binding affinity and ~3x potency improvement on Type 1 mutCALR compared to reference mAb Lead DMR-001 clone shows more potent inhibition of Type 1 Lead DMR-001 clone shows higher binding to Type 1 than mutCALR-dependent cell proliferation compared to reference reference mutCALR mAb mutCALR mAb Notes: MFI: mean fluorescence intensity. mutCALR-dependent cells are Ba/F3 cells expressing TpoR and mutCALR; Reference mutCALR mAb produced recombinantly based on C O N F I D E N T I A L 14 14 US20230272055A1.

DMR-001 demonstrates higher binding affinity and ~10x potency improvement on Type 2 mutCALR compared to reference mAb Lead DMR-001 clone shows more potent inhibition of Type 2 Lead DMR-001 clone shows higher binding to Type 2 than mutCALR-dependent cell proliferation compared to reference reference mutCALR mAb mutCALR mAb Notes: MFI: mean fluorescence intensity. mutCALR-dependent cells are Ba/F3 cells expressing TpoR and mutCALR; Reference mutCALR mAb produced recombinantly based on C O N F I D E N T I A L 15 15 US20230272055A1.

DMR-001 lead clone expected to deliver highly efficacious exposure with convenient, infrequent SC dosing using conservative modeling ~5x longer half-life achieved for DMR-001 lead clone versus Dose required to match INCA'989 2500mg IV Q2W on C would trough reference mutCALR mAb in NHPs enable Q4W+ SC dosing for DMR-001 Feasible SC dose DMR-001 is well-positioned to launch Phase 1 with a convenient SC dose and potential to considerably extend dosing frequency for additional convenience. Notes: Reference mutCALR mAb produced recombinantly based on US20230272055A1. Day 42 Interim NHP PK Data after a single 30 mg/kg IV dose (n=4 per group). Bar chart 16 16 reflects projections to match benchmark mAb 2500mg IV Q2W on C and conservatively models 2x improvement in Type 2 potency in vivo. trough

INCA'989 requires frequent high volume IV or OBI dosing; DMR-001 best-in-class low-volume SC profile enables wider adoption in ET

INCA '989 is formatted for in-clinic Q2W intravenous dosing (OBI in development); DMR-001 projected to match with Q4W+ SC dosing

Annual doses of anti-CALRm

INCA'989
IV Q2W



INCA'989
OBI – not in clinic



DMR-001
SC Q4W



KOLs view **SC dosing as required for wider adoption** in ET

"50% of patients would not accept IV treatment, whereas 20% would reject SC treatment. Every four weeks is meaningful for my patients."

- US KOL

"I would prescribe INCA033989 to all ET patients requiring cytoreduction if it was administered SC and half as many patients if IV."

- US KOL

"IV administration might a barrier for [expansion into] low-risk ET patients."

- US KOL

DMR-001 is expected to be conveniently administered SC Q4W+ and development is not far behind INCA033989, which is currently being developed for high volume on-body injection (OBI).

DAMORA THERAPEUTICS

Notes: OBI: on-body injector. Annual doses figures reflect dosing frequency projected to match INCA'989 2500mg Q2W IV on Ctrough and assume 2x improvement in Type 2 in vivo potency.

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Anti-mutCALR agents in development leave room for best-in-class agent that combines efficacy, safety, and convenience

	INCA033989	JNJ-88549968	INCA035784	DMR-001 Projected Profile
Construct	Fc-null mAb *Block proliferation*	Bispecific T-cell engager *T-cell cytotoxicity*	Bispecific T-cell engager *T-cell cytotoxicity*	Half-life extended Fc-null mAb
Status	Phase 1 ongoing	Phase 1 ongoing	Phase 1 ongoing	IND-enabling
Efficacy in mutCALR ET	✓ Type 1 ~ Type 2	TBD	TBD	✓ Type 1 ✓ Type 2
Efficacy in mutCALR MF	✓ (preliminary)	TBD	TBD	✓ Type 1 ✓ Type 2
Safety	✓	TBD *ISRs, CRS; risk of ICANS*	TBD *Risk of CRS / ICANS*	✓
Dosing	IV Q2W *(SC in development – On Body Device - dose / frequency likely undesirable)*	SC *Frequency TBD*	N/A	✓ Low-volume, infrequent SC

Notes: CRS: cytokine release syndrome, ICANS: immune effector cell-associated neurotoxicity syndrome, IRS: infusion site reaction. INCA'989 MF data preliminary – additional data to be presented at ASH.

Sources: Mascarenhas 2025 (ASH abstract). Mascarenhas 2025 (EHA), WO2025109518A1.

DAMORA THERAPEUTICS

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Financing expected to fund lead programs through key value-generating catalysts

	2025	2026	2027
DMR-001 (Fc-null anti-mutCALR mAb)		Mid – IND (P1 ROA **SC**)	**Two clinical POCs in patients with mutCALR MPNs, beginning mid-year** ***Damora goal to begin first phase 3 shortly after POC data***
DMR-002 (mutCALR-targeted MOA; undisclosed)		2H – IND	
DMR-003 (anti-mutCALR x CD3 bsAb)			IND
Key external events	**4Q – INCA'989 P1 data in MF, updated P1 data in ET**	**1H – INCA'989 P3 initiation in ET (IV)** **2H – INCA'989 P3 initiation in MF**	

$285M expected to fund Damora into 2029 – more than 1 year beyond key Phase 1 proof-of-concept data for DMR-001, with multiple value inflection points along the way

Sources: Incyte 3Q25 earnings call transcript
Notes: ROA: route of administration, MOA: mechanism of action, mAb: monoclonal antibody, bsAb: bispecific antibody, POC: proof-of-concept

DAMORA THERAPEUTICS
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MPN and indolent hematology programs are highly valued by pharma Acquirer Target Deal economics (year) Status of lead asset Pelabresib MF P3 met primary $2.9B (2024) endpoints Dec 2023 $1.7B (2023) Pacritinib approved for MF in 2022 Momelotinib (now approved) $1.9B (2022) pre-registration with positive P3 results in MF announced Bomedemstat in P2 for ET, MF, and $1.35B (2022) PV at time of acquisition, now P3 Imetelstat early P2 (N=20) in ET/PV at partnership $935M + royalties (2014) announcement, now approved in low- and intermediate-risk MDS and P3 in MF Notes: MDS: myelodysplastic syndromes. 20 20 Source: Press Releases.

Damora assets were developed by a team with deep expertise in antibody engineering and drug development Peter Harwin Julianne Bruno Chris Cain Incoming Galecto Incoming Galecto Incoming Galecto Director Director Director Hussam Shaheen Keri Lantz Mary Beth DeLena Damon Banks CLO CSO CFO SVP, Legal Affairs Neta Batscha Mike Meehl Jason Oh SVP, Strategy & SVP, Biologics SVP, Biology Operations Research Cyrus Stacey Ghassan Fayad Byron Kwan Shawn Russell SVP, Quality VP, Translational Sr Dir, Biotherapeutics SVP, CMC Sciences 21 21

Thank you